Exhibit 99.2 Third Quarter 2018 Earnings Presentation

Important Notice This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares Management, L.P. (“Ares” or "the Company"), including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and Ares assumes no obligation to update or revise any such forward-looking statements. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Ares. Management uses certain non-GAAP financial measures, including assets under management, fee paying assets under management, economic net income, fee related earnings and realized income, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. 2

Third Quarter Highlights

Assets Under Management	• Assets Under Management ("AUM") of $125.1 billion • Fee Paying AUM ("FPAUM") of $79.4 billion • Available Capital of $34.4 billion • AUM Not Yet Earning Fees available for future deployment of $21.7 billion • Raised $6.8 billion in gross new capital with net inflows of $6.4 billion[1] for the quarter ended September 30, 2018 • Capital deployment of $4.9 billion during the quarter ended September 30, 2018, including $3.8 billion related to our drawdown funds
Financial Results	• Q3-18 GAAP net income attributable to Ares Management, L.P. of $15.9 million • Q3-18 GAAP basic and diluted earnings per common share of $0.09 • Q3-18 GAAP management fees of $204.5 million[2] • Q3-18 Unconsolidated management and other fees of $217.5 million[2] • Q3-18 Fee Related Earnings of $64.4 million • Q3-18 Realized Income of $91.4 million
Realized Income and Dividends	• Q3-18 after-tax Realized Income of $0.34 per common share[3] [6] • Declared quarterly dividend of $0.28 per common share[4] • Declared quarterly dividend of $0.4375 per preferred share[5]

1. Net inflows represents gross commitments less redemptions.
2. Includes ARCC Part I Fees of $33.4 million for the three months ended September 30, 2018. Difference between GAAP and Unconsolidated management fees represents $9.1 million from Consolidated Funds that is eliminated upon consolidation and other fees represents $3.9 million primarily of transaction based fees in Credit funds.
3. After-tax Realized Income per common share is net of the preferred share dividend.
4. Payable on December 31, 2018 to shareholders of record as of December 17, 2018.
5. Payable on December 31, 2018 to shareholders of record as of December 17, 2018.
6. Pro forma shares of 225,934,872 includes the sum of average common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity based awards. Please refer to slide 32 in this presentation for further information.

ARES

3

#ACACAC #1E3154 Gross New Capital Commitments(1) – Third Quarter of 2018 #225070 #828282 $ in millions Q3 2018 Comments Credit Group #D2D2D2 #49749B New equity commitments of $1.6 billion. Since quarter end, we raised additional equity U.S. Senior Direct Lending Commingled Fund 1,620 commitments of over $600 million bringing total equity commitments to over $2.2 billion Ares Capital Europe IV ("ACE IV") 1,132 Additional equity commitments of $1.1 billion, bringing total commitments to $7.6 billion #679FD1 Other U.S. Direct Lending 1,197 New equity commitments of $664 million and debt commitments of $533 million CLOs 1,112 Closed one new U.S. and one new E.U. CLO Other E.U. Direct Lending 985 New equity commitments of $695 million and debt commitments of $290 million #75B8F4 Structured Credit 226 New equity commitments Other Credit Funds 103 New and additional equity commitments to various funds #A7D1EA Total Credit Group $6,375 Private Equity Group #DBE6EF Special Opportunities $100 New debt commitments Total Private Equity Group $100 Real Estate Group U.S. and E.U. Equity $370 Additional equity commitments Total Real Estate Group $370 Total $6,845 1. Represents gross new commitments during Q3-18, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. 4

Assets Under Management

AUM of $125.1 billion as of September 30, 2018 increased 18.4% year over year[1]

- Q3-18 gross new capital commitments of $6.8 billion, including $4.8 billion in equity commitments, $1.1 billion of CLO commitments and $0.9 billion in other debt commitments
  - Of the $6.8 billion in new capital commitments raised during the quarter, $2.1 billion is already earning fees and another $4.4 billion is expected to become FPAUM upon deployment
- AUM growth was partially offset by distributions/redemptions of $2.4 billion,[2] primarily from funds past their reinvestment periods in the Real Estate and Credit Groups, and by reduction in leverage of $0.5 billion, primarily due to paydowns from ARCC and affiliates

FPAUM of $79.4 billion as of September 30, 2018 increased 9.6% year over year

- Increase in FPAUM was primarily attributable to new commitments and deployment of capital in funds in the Credit Group



AUM ($ in billions)
$105.6
$10.5
$24.6
$70.5
$121.4
$10.9
$23.6
$86.9
$125.1
$10.6
$23.0
$91.5
Q3-17
Q2-18
Q3-18
Credit
Private Equity
Real Estate



FPAUM ($ in billions)
$72.4
$7.0
$16.8
$48.6
$76.9
$7.0
$16.6
$53.3
$79.4
$6.8
$16.6
$56.0
Q3-17
Q2-18
Q3-18
Credit
Private Equity
Real Estate

1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and a registered investment adviser. ("IHAM")
2. For Q3-18, distributions totaled approximately $2.0 billion and redemptions totaled approximately $0.4 billion.

5

ARES

AUM, FPAUM and Management Fee Duration As of September 30, 2018, approximately 72% of AUM, 71% of FPAUM and 83% of management fees had a duration longer than 3 years ◦ At time of fund closing, the initial duration was greater than 7 years for approximately 77% of AUM AUM: $125.1 billion FPAUM: $79.4 billion Management Fees: $213.7 million 14% 17% 22%3% 15% 1% 2% 6% 7% 7 10% 14% 16% 18% 19% % 6% 6% 37% 8% 9% 8% 72% 7% 71% 83% 21% 14% 20% 21% 4% 25% 36% 21% 24% 30% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Differentiated Managed Managed Accounts Accounts(1) 1. Differentiated Managed accounts are funds that have been managed by the firm for longer than three years or that are in illiquid strategies or co-investments paying management fees. 6

Available Capital and AUM Not Yet Earning Fees Available Capital of $34.4 billion as of September 30, 2018 increased 33.6% year over year • During Q3-18, $4.7 billion in available capital came from new commitments, including $3.8 billion in net equity commitments and $0.9 billion in debt commitments primarily in U.S. and E.U. direct lending funds • Available capital growth was partially offset by capital deployment of $3.4 billion and redemptions and change in leverage of $0.1 billion AUM Not Yet Earning Fees of $25.8 billion as of September 30, 2018 increased 74.6% year over year ◦ AUM Not Yet Earning Fees increased from $14.8 billion as of Q3-17 to $25.8 billion as of Q3-18 primarily driven by new and additional commitments to U.S. and E.U. direct lending funds and partially offset by capital deployment throughout the year Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) $33,295 $34,419 $25,834 $3,565 $23,972 $990 $3,321 $921 $1,308 $1,690 $25,757 $6,549 $7,171 $3,114 $14,796 $920 $9,908 $2,304 $23,536 $21,361 $22,803 $24,305 $11,572 $12,735 Q3-17 Q2-18 Q3-18 Q3-17 Q2-18 Q3-18 Credit Private Equity Real Estate Credit Private Equity Real Estate 7

AUM Not Yet Earning Fees

As of September 30, 2018, AUM Not Yet Earning Fees of $25.8 billion could generate approximately $280.7 million in potential incremental annual management fees, of which $233.3 million relates to the $21.7 billion of AUM available for future deployment[1]

- The $21.7 billion of AUM not yet earning fees available for future deployment includes approximately $19.6 billion relating to U.S. and E.U. direct lending funds and $1.1 billion in structured credit funds

AUM Not Yet Earning Fees: $25.8 billion



$443
$1,826
$1,867
$21,698

($ in millions)

- Capital Available for Future Deployment
- Capital Available for Deployment for Follow-on Investments[2]
- Available Capital Currently in Funds Unlikely to Be Drawn Due to Leverage Targets and Restrictions
- Funds in or Expected to Be in Wind-down

$21.7 billion of AUM Not Yet Earning Fees was available for future deployment as of September 30, 2018

AUM Not Yet Earning Fees Available for Future Deployment: $21.7 billion



$728
$237
$20,733

($ in millions)

- Credit
- Private Equity
- Real Estate

1. No assurance can be made that such results will be achieved. Assumes the AUM Not Yet Earning Fees as of September 30, 2018 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain funds, some of which may be material. Reference to $280.7 million includes approximately $27.4 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC (in excess of 0.75X leverage), which may not be drawn due to leverage target limitations and restrictions until June 21, 2019. Note that ARCC has announced its intention to increase its target leverage (over a one to three year period) to a range of 0.9X to 1.25X Debt to Equity beginning on June 21, 2019 as provided for in the 2018 Small Business Credit Availability Act. Such additional management fees from deploying undrawn/available credit in excess of 1X leverage are not reflected above. Note that no potential ARCC Part I fees are reflected in any of the amounts above.

2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. As of September 30, 2018, capital available for deployment for follow-on investments could generate approximately $20.0 million in potential management fees. There is no assurance such capital will be invested.

ARES

8

Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM of $76.3 billion as of September 30, 2018 increased by 26.3% year over year

- The increase of $15.9 billion was primarily driven by fundraising across E.U. and U.S. direct lending funds

Incentive Generating AUM[1] of $37.2 billion as of September 30, 2018 increased by 70.9% year over year

- The increase was primarily driven by additional funds exceeding their hurdle rates in our Credit Group, as well as deployment of capital within funds exceeding hurdle rates as of September 30, 2017 and remaining above hurdle rates as of September 30, 2018

Of the $45.5 billion of Incentive Eligible AUM that is currently invested, 81.6% is Incentive Generating

- The $37.2 billion Incentive Generating AUM includes $11.9 billion relating to ARCC Part II fees which began generating in Q3 2018

Incentive Eligible AUM

($ in millions)


$60,432
$7,121
$19,601
$33,710
$73,165
$7,465
$19,367
$46,333
$76,327
$7,434
$18,807
$50,086
Q3-17
Q2-18
Q3-18
Credit
Private Equity
Real Estate

Q3-18 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in millions)	Credit	Private Equity	Real Estate	Total
Incentive Generating AUM	**$26,689**	**$7,417**	**$3,045**	**$37,151**
+ Uninvested IEAUM	20,745	6,877	3,169	30,791
+ IEAUM below hurdle	2,652	4,513	1,220	8,385
Incentive Eligible AUM	**$50,086**	**$18,807**	**$7,434**	**$76,327**

1. Incentive Generating AUM includes $18.4 billion of AUM from funds generating unrealized incentive income that is not recognized as revenue by the Company until such fees are crystallized, or no longer subject to reversal.

ARES

9

Capital Deployment(1)

- **Total gross invested capital during Q3-18 of $4.9 billion compared to $5.0 billion in Q3-17**
  - Of the total amount, $3.8 billion was related to deployment in our drawdown funds compared to $3.6 billion for the same period in 2017
  - Of our drawdown funds, the most active investment strategies were E.U. direct lending, U.S. direct lending, special opportunities and infrastructure and power
- **Total gross invested capital for the nine months ended September 30, 2018 of $17.0 billion compared to $12.5 billion for the nine months ended September 30, 2017**
  - Of the total amount, $12.6 billion was related to deployment in our drawdown funds compared to $9.7 billion for the same period in 2017

Q3-18 Capital Deployment Breakdown: $4.9 billion

($ in millions)



$277
$603
$3,996
Credit
Private Equity
Real Estate

Q3-18 Capital Deployment by Type: $4.9 billion

($ in millions)



$1,053
$3,823
Drawdown Funds
Non-drawdown Funds(2)

Q3-18 Capital Deployment in Drawdown Funds: $3.8 billion

($ in millions)



$3,578
$355
$757
$2,466
$3,823
$277
$603
$2,943
Q3-17
Q3-18
Credit
Private Equity
Real Estate

1. Capital deployment figures exclude deployment from permanent capital vehicles.
2. Non-drawdown funds includes new capital deployed by managed accounts and CLOs but excludes recycled capital.

10

ARES

GAAP Statements of Operations

$ in thousands, except share data	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 2018	Nine Months Ended September 2017
Revenues				
Management fees (includes ARCC Part I Fees of $33,377, $91,660 and $24,036, $76,436 for the three and nine months ended September 30, 2018 and 2017, respectively)	$204,524	$183,177	$588,071	$535,990
Carried interest allocation	31,902	82,534	72,587	468,349
Incentive fees	872	4,474	13,683	11,855
Principal investment income (loss)	(7,464)	4,731	(684)	45,625
Administrative, transaction and other fees	10,943	13,486	37,372	43,024
Total revenues	**240,777**	**288,402**	**711,029**	**1,104,843**
Expenses				
Compensation and benefits	145,594	129,347	419,225	384,905
Performance related compensation	17,606	58,637	30,479	361,044
General, administrative and other expenses	51,155	47,104	155,523	145,193
Transaction support expense	—	—	—	275,177
Expenses of the Consolidated Funds	12,833	19,039	49,261	27,472
Total expenses	**227,188**	**254,127**	**654,488**	**1,193,791**
Other income (expense)				
Net realized and unrealized gain (loss) on investments	5,542	4,229	7,970	(1,471)
Interest and dividend income	808	1,761	6,511	5,147
Interest expense	(4,143)	(5,343)	(17,088)	(15,576)
Other income (expense), net	811	(2,492)	(1,487)	16,826
Net realized and unrealized gain on investments of Consolidated Funds	5,437	35,940	26,839	55,263
Interest and other income of the Consolidated Funds	93,062	48,181	250,117	127,999
Interest expense of the Consolidated Funds	(62,763)	(28,127)	(163,942)	(86,324)
Total other income	**38,754**	**54,149**	**108,920**	**101,864**
Income before taxes	52,343	88,424	165,461	12,916
Income tax expense (benefit)	5,131	4,552	29,659	(28,459)
Net income	**47,212**	**83,872**	**135,802**	**41,375**
Less: Net income attributable to non-controlling interests in Consolidated Funds	13,169	18,195	23,418	25,403
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities	18,133	37,839	67,301	(20,610)
Net income attributable to Ares Management, L.P.	**15,910**	**27,838**	**45,083**	**36,582**
Preferred equity dividends paid	5,425	5,425	16,275	16,275
Net income attributable to Ares Management, L.P. common shareholders	**$10,485**	**$22,413**	**$28,808**	**$20,307**
Net income attributable to Ares Management, L.P. per common share:				
Basic	$0.09	$0.26	$0.25	$0.22
Diluted	$0.09	$0.26	$0.25	$0.22
Weighted-average common shares:				
Basic	**98,706,419**	**82,166,852**	**94,168,582**	**81,704,815**
Diluted	**98,706,419**	**82,166,852**	**94,168,582**	**81,704,815**
Dividend declared and paid per common share	**$0.28**	**$0.31**	**$1.05**	**$0.72**

ARES

11

Financial Summary of RI, ENI and Other Measures

$ in thousands, except share data (unless otherwise noted)	Three Months Ended September 30,			Nine Months Ended September 30,		
	2018	2017	% Change	2018	2017	% Change
Management fees[1]	$213,662	$188,628	13%	$612,792	$550,969	11%
Other fees	3,872	6,144	(37)%	17,166	16,998	1%
Compensation and benefits expenses[2]	(115,372)	(104,782)	(10)%	(333,487)	(309,238)	(8)%
General, administrative and other expenses[3]	(37,745)	(32,011)	(18)%	(109,559)	(100,640)	(9)%
Fee Related Earnings	$64,417	$57,979	11%	$186,912	$158,089	18%
Realized net performance income	$11,545	$38,010	(70)%	$54,510	$62,671	(13)%
Realized net investment income	15,456	20,856	(26)%	30,123	29,925	1%
Realized Income	$91,418	$116,845	(22)%	$271,545	$250,685	8%
Unrealized net performance income	$4,418	$(7,081)	NM	$5,070	$61,676	(92)%
Unrealized net investment income (loss)	(20,119)	(8,333)	141%	(21,453)	22,979	NM
Economic Net Income	$75,717	$101,431	(25)%	$255,162	$335,340	(24)%
After-tax Economic Net Income, net of preferred share dividend	**$67,256**	**$87,318**	**(23)%**	**$225,100**	**$298,953**	**(25)%**
After-tax Economic Net Income per share, net of preferred share dividend[4]	$0.30	$0.40	(25)%	$1.01	$1.39	(27)%
After-tax Realized Income, net of preferred share dividend[5]	**$81,354**	**$103,113**	**(21)%**	**$239,584**	**$213,266**	**12%**
After-tax Realized Income per common share, net of preferred share dividend[6]	$0.34	$0.43	(21)%	$1.01	$0.85	19%
Net performance income	$15,963	$30,929	(48)%	$59,580	$124,347	(52)%
Net investment income	(4,663)	12,523	NM	8,670	52,904	(84)%
Performance Related Earnings	**$11,300**	**$43,452**	**(74)%**	**$68,250**	**$177,251**	**(61)%**
Other Data						
Total fee revenue[7]	**$229,625**	**$219,557**	**5%**	**$672,372**	**$675,316**	**—%**
Effective management fee rate[8]	**1.07%**	**1.03%**	**—**	**1.06%**	**1.06%**	**—**

1. Includes ARCC Part I Fees of $33.4 million and $24.0 million for the three months ended September 30, 2018 and 2017, respectively, and $91.7 million and $76.4 million for the nine months ended September 30, 2018 and 2017, respectively.
2. Includes compensation and benefits expenses attributable to the Operations Management Group of $32.2 million and $27.3 million for the three months ended September 30, 2018 and 2017, respectively, and $93.9 million and $83.8 million for the nine months ended September 30, 2018 and 2017, respectively, which are not allocated to an operating segment
3. Includes G&A expenses attributable to Operations Management Group of $18.3 million and $18.3 million for the three months ended September 30, 2018 and 2017, respectively, and $56.4 million and $56.5 million for the nine months ended September 30, 2018 and 2017, respectively, which are not allocated to an operating segment.
4. Pro-forma shares of 225,934,872 includes the sum of average common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
5. Q3-18 after-tax Realized Income includes $2.8 million of current income tax related to realized performance income and $1.9 million of current income tax related to FRE, of which $1.0 million is entity level taxes and $0.9 million is corporate level taxes.
6. After-tax Realized Income attributable to common shareholders per share calculation uses total average common shares outstanding and dilutive effects of the Company's equity-based awards. See slide 32 for additional details.
7. Total fee revenue is calculated as management fees plus net performance income.
8. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the quarters presented. The effective rate shown excludes the effect of one-time catch-up fees.

12

ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Economic Net Income, Realized Income and Fee Related Earnings:				
Income before taxes	$52,343	$88,424	$165,461	$12,916
Adjustments:				
Amortization of intangibles	1,245	3,651	7,817	14,200
Depreciation expense	4,102	3,468	12,417	9,458
Equity compensation expenses[(1)]	23,940	18,091	67,534	52,097
Acquisition and merger-related expenses	253	2,878	(19)	258,722
Placement fees and underwriting costs	6,194	4,495	9,710	14,317
Offering costs	—	33	3	688
Other expense, net[(2)]	3	—	13,561	—
Expense of non-controlling interests in consolidated subsidiaries	819	(216)	2,178	407
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(13,182)	(19,393)	(23,500)	(27,465)
Economic Net Income	**$75,717**	**$101,431**	**$255,162**	**$335,340**
Unconsolidated performance income - unrealized	$37,999	$89,423	$127,224	$(223,467)
Unconsolidated performance related compensation expense - unrealized	(42,417)	(82,342)	(132,294)	161,791
Unconsolidated net investment (income) loss - unrealized	20,119	8,333	21,453	(22,979)
Realized Income	**$91,418**	**$116,845**	**$271,545**	**$250,685**
Unconsolidated performance income - realized	$(71,568)	$(178,989)	$(217,283)	$(261,924)
Unconsolidated performance related compensation expense - realized	60,023	140,979	162,773	199,253
Unconsolidated net investment income - realized	(15,456)	(20,856)	(30,123)	(29,925)
Fee Related Earnings	**$64,417**	**$57,979**	**$186,912**	**$158,089**
Performance Related Earnings				
Economic Net Income	$75,717	$101,431	$255,162	$335,340
Less: Fee Related Earnings	(64,417)	(57,979)	(186,912)	(158,089)
Performance Related Earnings	**$11,300**	**$43,452**	**$68,250**	**$177,251**

Note: This table is a reconciliation of income (loss) before provision for income taxes on a consolidated basis to RI, ENI, FRE and PRE on unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Equity compensation expense includes $4.1 million, $14.6 million and $3.0 million, $9.7 million, related to annual bonus program for the three and nine months ended September 30, 2018 and 2017, respectively, and $15.2 million, $41.2 million and $11.5 million, $30.4 million, related to IPO and retention grants of restricted units for the three and nine months ended September 30, 2018 and 2017, respectively. Also includes $0.6 million of market condition restricted units awards for the three and nine months ended September 30, 2018.
2. Nine months ended September 30, 2018 includes an $11.8 million payment made to ARCC during the second quarter of 2018 for certain rent and utilities expenses for the years ended 2017, 2016, 2015 and 2014, and for the first quarter of 2018. The payment included $0.6 million related to the first quarter of 2018 and $0.6 million and $1.9 million related to the three and nine months ended September 30, 2017, respectively. Beginning April 1, 2018, the Company paid these expenses and recorded them as a direct operating expense within G&A.

13

ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.)

$ in thousands	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Performance income and net investment income reconciliation:				
Unconsolidated performance income - realized	$71,568	$178,989	$217,283	$261,924
Performance income - realized earned from Consolidated Funds	—	—	(4,000)	(8,086)
Performance income - realized reclass[1]	—	(981)	(521)	(2,181)
Unconsolidated performance income - unrealized	(37,999)	(89,423)	(127,224)	223,467
Performance income - unrealized earned from Consolidated Funds	—	(1,371)	—	4,327
Performance income - unrealized reclass[1]	(795)	(206)	732	753
Total GAAP carried interest allocation and incentive fees	**$32,774**	**$87,008**	**$86,270**	**$480,204**
Unconsolidated net investment income	$(4,663)	$12,523	$8,670	$52,904
Net investment income (loss) from Consolidated Funds	34,731	54,897	111,710	89,759
Performance income - reclass(1)	795	1,187	(211)	1,428
Principal investment (income) loss	7,886	(14,374)	(9,544)	(61,709)
Change in value of contingent consideration	—	(60)	—	20,156
Other non-cash expense	(3)	—	(1,725)	—
Offering costs	—	(33)	(3)	(688)
Other income of non-controlling interests in consolidated subsidiaries	8	9	23	14
GAAP total other income	**$38,754**	**$54,149**	**$108,920**	**$101,864**

Note: These tables tables reconciles unconsolidated performance income to our consolidated carried interest allocation and incentive fees reported in accordance with GAAP and unconsolidated other income to our consolidated GAAP other income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company's Condensed Consolidated Statements of Operations.

14

ARES

Credit Group(1)

- Management and other fees increased by 18% for Q3-18 compared to Q3-17, primarily due to deployment in new U.S. and E.U. direct lending strategies and an increase in ARCC Part I Fees
- Realized Income increased by $5.8 million for Q3-18 compared to Q3-17, primarily driven by increases in Fee Related Earnings

Financial Summary and Highlights(2)

$ in thousands	Q3-18	Q3-17	% Change	YTD 2018	YTD 2017	% Change
Management and other fees[3]	$149,070	$125,846	18%	$429,291	$370,013	16%
Fee Related Earnings	**$83,345**	**$72,099**	**16%**	**$240,724**	**$203,314**	**18%**
Realized net performance income	$616	$1,830	(66)%	$20,694	$11,308	83%
Realized net investment income	1,140	5,364	(79)%	461	7,797	(94)%
Realized Income	**$85,101**	**$79,293**	**7%**	**$261,879**	**$222,419**	**18%**
Unrealized net performance income	$8,870	$13,213	(33)%	$30,329	$13,705	121%
Unrealized net investment income (loss)	3,294	(4,098)	NM	4,042	(5,133)	NM
Economic Net Income	**$97,265**	**$88,408**	**10%**	**$296,250**	**$230,991**	**28%**
Performance Related Earnings	**$13,920**	**$16,309**	**(15)%**	**$55,526**	**$27,677**	**101%**
AUM ($ in billions)	**$91.5**	**$70.5**	**30%**			
FPAUM ($ in billions)	**$56.0**	**$48.6**	**15%**			

16%

Q3-18 increase in Fee Related Earnings

30%

Q3-18 increase in AUM

E.U. Direct Lending: 2.7%[4]
High Yield: 1.7%[5]
Syndicated Loans: 1.9%[5]

Q3-18 gross returns

NM - Not Meaningful

Note: Past performance is not indicative of future results. The Credit Group had ~244 investment professionals, over 1,500 portfolio companies and 155 active funds as of September 30, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 and 24 for complete financial results.
3. Includes ARCC Part I Fees of $33.4 million and $24.0 million for Q3-18 and Q3-17, respectively, and $91.7 million and $76.4 million for Q3-18 YTD and Q3-17 YTD, respectively. The 2018 and 2017 amounts are net of the $10 million ARCC–ACAS transaction fee waiver which began in Q2-17 and will remain in place through Q3-19.
4. The net return for E.U. direct lending is 2.0% for Q3-18. Gross and net returns for E.U. direct lending are represented by a composite made up of the ACE II and ACE III Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II and ACE III U.S. dollar denominated feeder funds are 2.9% and 2.1% for Q3-18. Returns in the chart are shown for the Euro-denominated composite as it is the larger of the two composites. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.
5. Net performance returns: 1.7% for U.S. Syndicated Loan funds and 1.6% for U.S. High Yield funds. Performance for Syndicated Loans is represented by our U.S. Bank Loan Aggregate Composite. Performance for High Yield is represented by our U.S. High Yield composite.

ARES

15

Private Equity Group(1)

- Management and other fees decreased 6% for Q3-18 compared to Q3-17 driven by distributions from private equity funds that are past their respective investment periods
- Realized Income decreased by $33.2 million for Q3-18 compared to Q3-17, primarily driven by reduced monetization activity

Financial Summary and Highlights(2)

$ in thousands	Q3-18	Q3-17	% Change	YTD 2018	YTD 2017	% Change
Management and other fees	$48,493	$51,762	(6)%	$148,375	$148,686	—%
Fee Related Earnings	**$25,184**	**$27,851**	**(10)%**	**$78,979**	**$84,626**	**(7)%**
Realized net performance income	$10,684	$34,647	(69)%	$27,626	$48,513	(43)%
Realized net investment income	7,559	14,119	(46)%	17,557	15,974	10%
Realized Income	**$43,427**	**$76,617**	**(43)%**	**$124,162**	**$149,113**	**(17)%**
Unrealized net performance income	$(21,938)	$(28,427)	(23)%	$(46,259)	$23,031	NM
Unrealized net investment income (loss)	(25,685)	(8,372)	207%	(29,156)	26,194	NM
Economic Net Income	**$(4,196)**	**$39,818**	**NM**	**$48,747**	**$198,338**	**(75)%**
Performance Related Earnings	**$(29,380)**	**$11,967**	**NM**	**$(30,232)**	**$113,712**	**NM**
AUM ($ in billions)	**$23.0**	**$24.6**	**(7)%**			
FPAUM ($ in billions)	**$16.6**	**$16.8**	**(1)%**			

NM - Not Meaningful

$2.2 billion

YTD distributions

Q3-18: (1.9%)

Gross return in Corporate Private Equity portfolio(3)

Note: Past performance is not indicative of future results. The Private Equity Group had ~98 investment professionals, 42 portfolio companies, 54 Infrastructure and Power Assets and 22 active funds and related co-investment vehicles as of September 30, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 and 24 for complete financial results.
3. Performance for corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net asset-level returns for corporate private equity portfolio was (1.9%) for Q3-18. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

16

ARES

Real Estate Group[1]

- Management and other fees increased 16% for Q3-18 compared to Q3-17, primarily driven by a U.S. equity fund and an E.U. equity fund, partially offset by the liquidation of one of our E.U. equity funds combined with the sale of investments within certain other real estate equity funds nearing the end of their fund terms
- Realized Income increased by $6.7 million for Q3-18 compared to Q3-17, primarily driven by increases in Fee Related Earnings and higher net realized investment income, partially offset by lower net realized performance income

Financial Summary and Highlights[2]

$ in thousands	Q3-18	Q3-17	% Change	YTD 2018	YTD 2017	% Change
Management and other fees	$19,971	$17,164	16%	$52,292	$49,268	6%
Fee Related Earnings	**$6,382**	**$3,641**	**75%**	**$17,473**	**$10,473**	**67%**
Realized net performance income	$245	$1,533	(84)%	$6,190	$2,850	117%
Realized net investment income	6,915	1,677	NM	10,027	3,297	204%
Realized Income	**$13,542**	**$6,851**	**98%**	**$33,690**	**$16,620**	**103%**
Unrealized net performance income	$17,486	$8,133	115%	$21,000	$24,940	(16)%
Unrealized net investment income (loss)	(2,965)	(127)	NM	(5,807)	1,591	NM
Economic Net Income	**$28,063**	**$14,857**	**89%**	**$48,883**	**$43,151**	**13%**
Performance Related Earnings	**$21,681**	**$11,216**	**93%**	**$31,410**	**$32,678**	**(4)%**
AUM ($ in billions)	**$10.6**	**$10.5**	**1%**			
FPAUM ($ in billions)	**$6.8**	**$7.0**	**(3)%**			

75%

Q3-18 increase in Fee Related Earnings

98%

Q3-18 increase in Realized Income

U.S. Equity: 5.0%

E.U. Equity: 9.9%

Q3-18 Gross Returns[3]

NM - Not Meaningful

Note: Past performance is not indicative of future results. The Real Estate Group had ~76 investment professionals, 168 properties and 42 active funds as of September 30, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 and 24 for complete financial results.
3. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees, carried interest, if applicable, or fund expenses. Gross return for U.S. equity is represented by U.S. Fund VIII and gross return for E.U. equity is represented by EF IV. EF IV is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for U.S. equity and E.U. equity were 3.7% and 7.0%, respectively, for Q3-18. The gross and net returns for the Euro denominated feeder fund were 9.5% and 6.8%, respectively, for Q3-18.

ARES

17

Realized Income per Share Data

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
After-tax Realized Income, net of preferred share dividend				
Realized Income before taxes	$91,418	$116,845	$271,545	$250,685
Entity level foreign, state and local taxes	(990)	(1,753)	(6,213)	(2,572)
Preferred share dividend[1]	(5,425)	(5,425)	(16,275)	(16,275)
Realized Income, net of preferred dividend	**$85,003**	**$109,667**	**$249,057**	**$231,838**
Income tax[2]	$(3,649)	$(6,554)	$(9,473)	$(18,572)
After-tax Realized Income, net of preferred dividend	**$81,354**	**$103,113**	**$239,584**	**$213,266**
After-tax Realized Income per share[3]	**$0.36**	**$0.48**	**$1.07**	**$0.99**
After-tax Realized Income per common share				
Realized Income, net of preferred share dividend	$85,003	$109,667	$249,057	$231,838
x Average common ownership %	45.17%	38.69%	43.19%	38.57%
Realized Income attributable to common shareholders	**$38,395**	**$42,432**	**$108,861**	**$89,462**
Income tax[2]	$(3,649)	$(6,554)	$(9,473)	$(18,572)
After-tax Realized Income attributable to common shareholders	**$34,746**	**$35,878**	**$99,388**	**$70,890**
After-tax Realized Income per common share[4]	**$0.34**	**$0.43**	**$1.01**	**$0.85**

1. The Company has 12,400,000 of 7% Series A Preferred Shares outstanding as of September 30, 2018.
2. Amount represents the current corporate taxes paid by the Company for the period presented. The current corporate tax payment is allocated between FRE and RI by multiplying the effective tax rate of 22.6% by realized performance related income and subtracting that result from the total current corporate tax payment to arrive at taxes on FRE. All differences between taxable income and realized income presented are attributed to FRE as FRE represents our core business operations. As a result, FRE tax rates may fluctuate over time dependent on the total amount of realizations and to tax deductible expenses that are not excluded from FRE' in a given period.
3. Pro forma shares of 225,934,872 includes the sum of common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
4. After-tax Realized Income attributable to common shareholders per share calculation uses total average common shares outstanding and dilutive effects of the Company's equity-based awards. See slide 32 for additional details.

18

ARES

Economic Net Income per Share Data

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
After-tax Economic Net Income, net of preferred share dividend				
Economic Net Income before taxes	$75,717	$101,431	$255,162	$335,340
Entity level foreign, state and local taxes	(990)	(1,753)	(6,213)	(2,572)
Preferred share dividend[1]	(5,425)	(5,425)	(16,275)	(16,275)
Economic Net Income, net of preferred share dividend	**$69,302**	**$94,253**	**$232,674**	**$316,493**
Income tax[2]	$(2,046)	$(6,935)	$(7,574)	$(17,540)
After-tax Economic Net Income, net of preferred share dividend	**$67,256**	**$87,318**	**$225,100**	**$298,953**
After-tax Economic Net Income per share[3]	**$0.30**	**$0.40**	**$1.01**	**$1.39**
After-tax Economic Net Income per common share				
Economic Net Income, net of preferred dividend	$69,302	$94,253	$232,674	$316,493
x Average common ownership %	45.17%	38.69%	43.19%	38.57%
Economic Net Income attributable to common shareholders	**$31,303**	**$36,469**	**$100,494**	**$122,058**
Income tax[2]	$(2,046)	$(6,935)	$(7,574)	$(17,540)
After-tax Economic Net Income attributable to common shareholders	**$29,257**	**$29,534**	**$92,920**	**$104,518**
After-tax Economic Net Income per common share	**$0.29**	**$0.35**	**$0.96**	**$1.26**

1. The Company has 12,400,000 of 7% Series A Preferred Shares outstanding as of September 30, 2018.
2. Amount represents the current corporate income tax on RI plus deferred corporate taxes on unrealized performance related income, which is calculated at the effective tax rate of 22.6% for the period.
3. Pro forma shares of 225,934,872 includes the sum of common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity-based awards.

19

ARES

Balance Sheet

- **Substantial balance sheet value related to investments in Ares managed vehicles and net performance income receivable**
  - $122.2 million in cash and cash equivalents, $350.8 million in debt obligations including $105.0 million drawn against our $1.065 billion revolving credit facility as of September 30, 2018
  - As of September 30, 2018, the fair value of our corporate investment portfolio was $468.4 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $658.7 million[1]
  - As of September 30, 2018, gross accrued carried interest allocation reported on a GAAP and unconsolidated basis was $947.3 million
    - As of September 30, 2018, net accrued carried interest allocation, net of performance related compensation reported on a GAAP and unconsolidated basis was $259.2 million, which decreased by 4.6% from December 31, 2017

Net Accrued Carried Interest Allocation by Group – GAAP and Unconsolidated basis

Q4 2017: $271.7 million


18%
22%
60%
Credit
Private Equity
Real Estate

Net Accrued Carried Interest Allocation by Group – GAAP and Unconsolidated basis

Q3 2018: $259.2 million


27%
28%
45%

1. As of September 30, 2018, $89.6 million was invested in non-Ares managed vehicles. Difference between GAAP and unconsolidated investments represents investments of $190.3 million in Consolidated Funds that are eliminated upon consolidation. Corporate investment portfolio excludes accrued carried interest allocation of $947.3 million.

ARES

20

Corporate Data

Board of Directors

Michael Arougheti
Co-Founder, Chief Executive Officer and President of Ares

Paul G. Joubert
Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners

David Kaplan
Co-Founder and Partner of Ares, Co-Head of Private Equity Group

John Kissick
Co-Founder and Former Partner of Ares

Michael Lynton
Chairman of Snap Inc.

Dr. Judy D. Olian
President of Quinnipiac University

Antony P. Ressler
Co-Founder and Executive Chairman

Bennett Rosenthal
Co-Founder and Partner of Ares, Co-Head of Private Equity Group

Executive Officers

Michael Arougheti
Co-Founder, Chief Executive Officer and President

Ryan Berry
Partner, Chief Marketing Officer and Strategy Officer

Kipp deVeer
Partner, Global Head of Credit

David Kaplan
Co-Founder and Partner

Michael McFerran
Partner, Chief Operating Officer and Chief Financial Officer

Antony P. Ressler
Co-Founder and Executive Chairman

Bennett Rosenthal
Co-Founder and Partner

Michael Weiner
Executive Vice President, Chief Legal Officer of Ares

Corporate Headquarters

2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Tel: (310) 201-4100
Fax: (310) 201-4170

Corporate Counsel

Proskauer Rose LLP
Los Angeles, CA

Independent Registered Public Accounting Firm

Ernst & Young LLP
Los Angeles, CA

Research Coverage

Bank of America Merrill Lynch
Michael Carrier
(646) 855-5004

Credit Suisse
Craig Siegenthaler
(212) 325-3104

Goldman Sachs
Alexander Blostein
(212) 357-9976

Jefferies
Gerald O'Hara
(415) 229-1510

JP Morgan
Kenneth Worthington
(212) 622-6613

Keefe, Bruyette & Woods
Robert Lee
(212) 887-7732

Morgan Stanley
Michael Cyprys
(212) 761-7619

Oppenheimer & Co
Allison Rudary
(212) 667-5366

RBC Capital Markets
Kenneth Lee
(212) 905-5995

UBS Investment Bank
Brent Dilts
(212) 713-1841

Wells Fargo Securities
Christopher Harris
(443) 263-6513

Investor Relations Contacts

Carl Drake
Partner/Head of Ares Management, LLC Public Investor Relations and Communications
Tel: (678) 538-1981
cdrake@aresmgmt.com

Cameron Rudd
Senior Associate
Tel: (678) 538-1986
crudd@aresmgmt.com

General IR Contact
Tel (U.S.):
(800) 340-6597
Tel (International):
(212) 808-1101
IRARES@aresmgmt.com

Please visit our website at:
www.aresmgmt.com

Transfer Agent

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11210
Tel: (877) 681-8121
Fax: (718) 236-2641
info@amstock.com
www.amstock.com

Securities Listing

NYSE: ARES
NYSE: ARES PR A

ARES

21

Appendix

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
		Three Months Ended September 30, 2018			
Management fees (Credit Group includes ARCC Part I Fees of $33,377)	$145,414	$48,287	$19,961	$—	$213,662
Other fees	3,656	206	10	—	3,872
Compensation and benefits	(54,994)	(17,443)	(10,733)	(32,202)	(115,372)
General, administrative and other expenses	(10,731)	(5,866)	(2,856)	(18,292)	(37,745)
Fee Related Earnings	**$83,345**	**$25,184**	**$6,382**	**$(50,494)**	**$64,417**
Performance income—realized	$1,729	$52,729	$17,110	$—	$71,568
Performance related compensation—realized	(1,113)	(42,045)	(16,865)	—	(60,023)
Investment income—realized	1,063	8,104	6,846	22	16,035
Interest and other investment income—realized	1,604	1,032	486	442	3,564
Interest expense	(1,527)	(1,577)	(417)	(622)	(4,143)
Realized income	**$85,101**	**$43,427**	**$13,542**	**$(50,652)**	**$91,418**
Performance fees—unrealized	$26,867	($109,024)	$44,158	$—	($37,999)
Performance fee compensation—unrealized	(17,997)	87,086	(26,672)	—	42,417
Investment income (loss)—unrealized	2,524	(25,725)	(2,920)	5,247	(20,874)
Interest and other investment income (loss)—unrealized	770	40	(45)	(10)	755
Economic Net Income	**$97,265**	**$(4,196)**	**$28,063**	**$(45,415)**	**$75,717**
Performance Related Earnings	$13,920	$(29,380)	$21,681	$5,079	$11,300

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
		Three Months Ended September 30, 2017			
Management fees (Credit Group includes ARCC Part I Fees of $24,036)	$120,178	$51,313	$17,137	$—	$188,628
Other fees	5,668	449	27	—	6,144
Compensation and benefits	(46,822)	(19,256)	(11,398)	(27,306)	(104,782)
General, administrative and other expenses	(6,925)	(4,655)	(2,125)	(18,306)	(32,011)
Fee Related Earnings	**$72,099**	**$27,851**	**$3,641**	**$(45,612)**	**$57,979**
Performance income—realized	$3,296	$173,304	$2,389	$—	$178,989
Performance related compensation—realized	(1,466)	(138,657)	(856)	—	(140,979)
Investment income—realized	6,206	14,268	1,997	18	22,489
Interest and other investment income—realized	2,435	1,080	76	119	3,710
Interest expense	(3,277)	(1,229)	(396)	(441)	(5,343)
Realized income	**$79,293**	**$76,617**	**$6,851**	**$(45,916)**	**$116,845**
Performance fees—unrealized	$33,033	($142,822)	$20,366	$—	($89,423)
Performance fee compensation—unrealized	(19,820)	114,395	(12,233)	—	82,342
Investment income (loss)—unrealized	(1,123)	(8,421)	(767)	4,357	(5,954)
Interest and other investment income (loss)—unrealized	(2,975)	49	640	(93)	(2,379)
Economic Net Income	**$88,408**	**$39,818**	**$14,857**	**$(41,652)**	**$101,431**
Performance Related Earnings	$16,309	$11,967	$11,216	$3,960	$43,452

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.

23

ARES

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
	Nine Months Ended September 30, 2018				
Management fees (Credit Group includes ARCC Part I Fees of $91,660)	$413,028	$147,492	$52,272	$—	$612,792
Other fees	16,263	883	20	—	17,166
Compensation and benefits	(157,166)	(55,314)	(27,140)	(93,867)	(333,487)
General, administrative and other expenses	(31,401)	(14,082)	(7,679)	(56,397)	(109,559)
Fee Related Earnings	**$240,724**	**$78,979**	**$17,473**	**$(150,264)**	**$186,912**
Performance income—realized	$48,472	$137,542	$31,269	$—	$217,283
Performance related compensation—realized	(27,778)	(109,916)	(25,079)	—	(162,773)
Investment income—realized	2,429	17,791	9,946	1,658	31,824
Interest and other investment income—realized	7,828	4,011	1,370	2,178	15,387
Interest expense	(9,796)	(4,245)	(1,289)	(1,758)	(17,088)
Realized income	**$261,879**	**$124,162**	**$33,690**	**$(148,186)**	**$271,545**
Performance fees—unrealized	$38,391	($221,563)	$55,948	$—	($127,224)
Performance fee compensation—unrealized	(8,062)	175,304	(34,948)	—	132,294
Investment income (loss)—unrealized	3,872	(29,585)	(4,677)	9,344	(21,046)
Interest and other investment income (loss)—unrealized	170	429	(1,130)	124	(407)
Economic Net Income	**$296,250**	**$48,747**	**$48,883**	**$(138,718)**	**$255,162**
Performance Related Earnings	$55,526	$(30,232)	$31,410	$11,546	$68,250

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
	Nine Months Ended September 30, 2017				
Management fees (Credit Group includes ARCC Part I Fees of $76,436)	$354,179	$147,559	$49,231	$—	$550,969
Other fees	15,834	1,127	37	—	16,998
Compensation and benefits	(143,685)	(50,862)	(30,848)	(83,843)	(309,238)
General, administrative and other expenses	(23,014)	(13,198)	(7,947)	(56,481)	(100,640)
Fee Related Earnings	**$203,314**	**$84,626**	**$10,473**	**$(140,324)**	**$158,089**
Performance income—realized	$19,957	$238,084	$3,883	$—	$261,924
Performance related compensation—realized	(8,649)	(189,571)	(1,033)	—	(199,253)
Investment income—realized	9,049	17,564	4,153	3,217	33,983
Interest and other investment income—realized	7,548	2,549	401	1,020	11,518
Interest expense	(8,800)	(4,139)	(1,257)	(1,380)	(15,576)
Realized income	**$222,419**	**$149,113**	**$16,620**	**$(137,467)**	**$250,685**
Performance fees—unrealized	$41,062	$118,162	$64,243	$—	$223,467
Performance fee compensation—unrealized	(27,357)	(95,131)	(39,303)	—	(161,791)
Investment income (loss)—unrealized	16	25,479	(77)	222	25,640
Interest and other investment income (loss)—unrealized	(5,149)	715	1,668	105	(2,661)
Economic Net Income	**$230,991**	**$198,338**	**$43,151**	**$(137,140)**	**$335,340**
Performance Related Earnings	$27,677	$113,712	$32,678	$3,184	$177,251

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.

24

ARES

AUM and FPAUM Rollforward

Q3-18 Total AUM Rollforward ($ in millions)				
$ in thousands	Credit	Private Equity	Real Estate	Total
Q2-18 Ending Balance	**$86,858**	**$23,602**	**$10,910**	**$121,370**
Commitments	5,522	100	370	5,992
Capital reductions	(490)	(1)	—	(491)
Distributions/redemptions	(1,044)	(522)	(866)	(2,432)
Changes in fund value	655	(188)	173	640
Q3-18 Ending Balance	**$91,501**	**$22,991**	**$10,587**	**$125,079**
QoQ change	**$4,643**	**($611)**	**($323)**	**$3,709**

LTM Total AUM Rollforward ($ in millions)				
$ in thousands	Credit	Private Equity	Real Estate	Total
Q3-17 Ending Balance	**$70,477**	**$24,575**	**$10,593**	**$105,645**
Commitments	25,068	496	1,566	27,130
Capital reductions	(2,476)	(5)	(45)	(2,526)
Distributions/redemptions	(4,080)	(2,177)	(1,933)	(8,190)
Changes in fund value	2,512	102	406	3,020
Q3-18 Ending Balance	**$91,501**	**$22,991**	**$10,587**	**$125,079**
YoY change	**$21,024**	**($1,584)**	**($6)**	**$19,434**

Q3-18 Total FPAUM Rollforward ($ in millions)				
$ in thousands	Credit	Private Equity	Real Estate	Total
Q2-18 Ending Balance	**$53,336**	**$16,589**	**$6,963**	**$76,888**
Commitments	1,267	—	369	1,636
Subscriptions/deployment/increase in leverage	2,810	215	24	3,049
Distributions/redemptions/decrease in leverage	(1,604)	(70)	(460)	(2,134)
Changes in fund value	97	(4)	4	97
Change in fee basis	—	(106)	(66)	(172)
Q3-18 Ending Balance	**$55,906**	**$16,624**	**$6,834**	**$79,364**
QoQ change	**$2,570**	**$35**	**($129)**	**$2,476**

LTM Total FPAUM Rollforward ($ in millions)				
$ in thousands	Credit	Private Equity	Real Estate	Total
Q3-17 Ending Balance	**$48,622**	**$16,784**	**$6,992**	**$72,398**
Commitments	4,925	396	1,263	6,584
Subscriptions/deployment/increase in leverage	8,308	788	562	9,658
Distributions/redemptions/decrease in leverage	(6,815)	(1,273)	(1,112)	(9,200)
Changes in fund value	876	35	56	967
Change in fee basis	(10)	(106)	(927)	(1,043)
Q3-18 Ending Balance	**$55,906**	**$16,624**	**$6,834**	**$79,364**
YoY change	**$7,284**	**($160)**	**($158)**	**$6,966**

Credit

- AUM increased by 5.3% from Q2-18, primarily driven by new capital commitments to U.S. and E.U. direct lending strategies
- FPAUM increased by 4.8% from Q2-18, primarily driven by new commitments to syndicated loans strategy and deployment in E.U. and U.S. direct lending funds paid on invested capital

Private Equity

- AUM decreased by 2.6% from Q2-18, driven by realizations and distributions from ACOF III and EIF funds
- FPAUM increased slightly by 0.2% from Q2-18, driven by deployment in special opportunities funds, largely offset by change in fee basis and distributions across special opportunities and EIF funds

Real Estate

- AUM decreased by 3.0% from Q2-18, driven by distributions within U.S. equity funds, slightly offset by new commitments to E.U. and U.S. equity funds
- FPAUM decreased by 1.9% from Q2-18, primarily driven by distributions and change in fee basis within U.S. equity funds, largely offset by new commitments to E.U. and U.S. equity funds

25

ARES

AUM and FPAUM by Strategy(1) Strategy ($ in billions) AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $18.7 20% $18.3 34% High Yield 4.5 5 4.5 8 Credit Opportunities 2.8 3 2.4 4 Structured Credit 5.1 6 3.6 6 U.S. Direct Lending(2) 39.2 43 18.6 33 E.U. Direct Lending 21.2 23 8.6 15 Total Credit Group $91.5 100% $56.0 100% Private Equity Corporate Private Equity ACOF V $7.9 35% $7.6 46% ACOF IV 5.5 24 3.0 18 ACOF III 3.4 15 1.4 8 ACOF I-II 0.4 2 — — ACOF Asia 0.3 1 0.1 1 Infrastructure and Power EIF I-IV and Co-investment Vehicles 3.0 13 2.7 16 EIF V 0.8 3 0.8 5 Special Opportunities SSF III-IV 1.7 7 1.0 6 Private Equity Group $23.0 100% $16.6 100% Real Estate U.S. Equity $3.9 37% $2.7 40% E.U. Equity 3.7 35 3.2 47 Debt 3.0 28 0.9 13 Real Estate Group $10.6 100% $6.8 100% Total $125.1 $79.4 1. As of September 30, 2018. 2. AUM includes ARCC, IHAM, and SDLP AUM of $15.1 billion, $4.2 billion, and $2.5 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 21 funds and serves as the sub-manager or sub-adviser for 2 other funds as of September 30, 2018. 26

Balance Sheet Investments by Strategy $ in thousands September 30, 2018 December 31, 2017 Credit Syndicated Loans*(1)(2) $ 84,073 $ 246,460 Credit Opportunities 4,744 4,464 Structured Credit 20,417 14,067 U.S. Direct Lending 57,583 61,411 E.U. Direct Lending 42,667 48,672 Credit Group $ 209,484 $ 375,074 Private Equity ACOF I - II $ 3,579 $ 4,047 ACOF III 88,994 120,598 ACOF IV 38,798 35,984 ACOF Asia 90,139 80,738 Infrastructure and Power 25,112 9,353 Special Opportunities 39,822 25,863 Private Equity $ 286,444 $ 276,583 Real Estate U.S. Equity $ 57,752 $ 74,617 E.U. Equity 15,463 15,914 Real Estate $ 73,215 $ 90,531 Operations Management Group Other $ 89,554 $ 80,767 Other $ 89,554 $ 80,767 Total $ 658,697 $ 822,955 Note: Reflects the balance sheet of Ares Management, L.P. and its consolidated subsidiaries, excluding the effect of Consolidation. *Through investments in Ares CLOs. 1. During the second quarter, the Company retired its non-course term loans and repurchase agreement for its CLOs totaling $206 million following the reversal of the U.S. risk retention requirements. 27

Significant Fund Performance Metrics

The following table presents the performance data for significant funds in the Credit Group that are not drawdown funds:

As of September 30, 2018									
			Returns (%)[1]						
			Current Quarter		Year-To-Date		Since Inception[2]		
	Year of Inception	AUM (in millions)	Gross	Net	Gross	Net	Gross	Net	Primary Investment Strategy
Credit									
ARCC[3]	2004	$15,055	N/A	2.9%	N/A	10.2%	N/A	11.9%	U.S. Direct Lending
Sub-advised Client A[4]	2007	621	1.8%	1.7%	2.0%	1.7%	7.6%	7.2%	High Yield
Separately Managed Account Client B[4]	2016	728	1.8%	1.7%	0.8%	0.5%	5.0%	4.6%	High Yield

Note: Past performance is not indicative of future results. AUM and Net Returns as of September 30, 2018 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the nine months ended September 30, 2018 or comprised 1% or more of the Company's total FPAUM as of September 30, 2018, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

28

ARES

Significant Fund Performance Metrics* The following table presents the performance data for our significant funds, all of which are drawdown funds: As of September 30, 2018 Credit Cumulative MOIC IRR Realized Unrealized Year of Original Capital Invested (5) (6) (7) (8) (9) (10) ($ in millions) Inception AUM Commitments Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy (11) ACE II 2013 $1,268 $1,216 $967 $740 $543 $1,283 1.4x 1.3x 10.3% 7.6% E.U. Direct Lending (12) ACE III 2015 5,064 2,822 2,544 221 2,768 2,989 1.2x 1.2x 16.7% 12.6% E.U. Direct Lending Private Equity Cumulative Realized Unrealized MOIC IRR Year of Original Capital Invested (1) (2) (3) (4) (5) (6) ($ in millions) Inception AUM Commitments Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy ACOF III 2008 $3,412 $3,510 $3,867 $6,956 $3,110 $10,066 2.6x 2.2x 29.6% 21.1% Corporate Private Equity USPF IV 2010 1,658 1,688 1,953 1,108 1,522 2,630 1.3x 1.3x 9.7% 6.3% Infrastructure and Power ACOF IV 2012 5,479 4,700 4,106 2,528 4,615 7,143 1.7x 1.5x 20.3% 13.5% Corporate Private Equity EIF V 2015 795 801 656 192 553 745 1.1x 1.0x 14.9% 7.6% Infrastructure and Power (7)** SSF IV 2015 1,493 1,515 1,990 872 1,030 1,902 1.0x 0.9x (4.6)% (6.3)% Special Opportunities ACOF V* 2017 7,852 7,850 3,085 130 3,205 3,335 1.1x 1.0x NA NA Corporate Private Equity Real Estate Cumulative Realized Unrealized MOIC IRR Year of Original Capital Invested (1) (2) (3) (4) (5) (6) ($ in millions) Inception AUM Commitments Capital Proceeds Value Total Value Gross Net Gross Net Primary Investment Strategy (7) EF IV 2014 $1,051 $1,302 $1,126 $538 $1,091 $1,629 1.5x 1.2x 21.0% 14.5% E.U. Real Estate Equity (8) EPEP II 2015 687 747 344 135 307 442 1.3x 1.2x 19.4% 17.4% E.U. Real Estate Equity VEF IX 2017 858 870 170 4 254 258 1.0x 1.0x NA NA U.S. Real Estate Equity Note: Past performance is not indicative of future results. AUM and Net Returns as of September 30, 2018 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the nine months ended September 30, 2018 or comprised 1% or more of the Company’s total FPAUM as of September 30, 2018, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. * We do not present fund performance metrics for significant funds with less than two years of historical information, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment and (ii) such time the fund is 50% or more invested. ** In January of 2017, a new team assumed portfolio management of SSF IV. In addition to presenting the cumulative performance measure by SSF IV, we have also adopted a new performance measurement called “SSF IV 2.0”. Since January 2017, SSF IV 2.0 has generated gross and net (realized and unrealized) internal rates of return of 15.4% and 10.7%, respectively, through September 30, 2018. 29

Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this presentation. 4. Gross returns do not reflect the deduction of management fees or any other expenses. Net returns are calculated by subtracting the applicable management fee from the gross returns on a monthly basis. 5. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The gross MoIC is before giving effect to management fees, performance income as applicable and other expenses. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The net MoIC is after giving effect to management fees, performance income as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. Gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee- paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance income. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance income as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and gross and net MoIC presented in the chart are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the Euro denominated feeder fund are 12.1% and 9.1%, respectively. The gross and net MoIC for the Euro denominated feeder fund are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. The variance between the gross and net MoICs and the net IRRs for the U.S. dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. dollar denominated feeder fund. The feeder fund will be holding the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principal investments. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the Euro denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the U.S. dollar denominated feeder fund are 16.0% and 12.0%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.2x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 4. The net MoIC for the infrastructure and power, and special opportunities funds is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For ASSF IV, cash flows used in the gross IRR calculation are based on the actual dates of the cash flows. For all other funds, cash flows are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 30

Significant Fund Performance Metrics Endnotes (cont’d) Private Equity - Cont. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. SSF IV 2.0 is a subset of SSF IV positions and is intended to provide insight into the new team’s cumulative investment performance. SSF IV 2.0 investments represent (i) existing and re-underwritten positions by the new team on January 1, 2017 and (ii) all new investments made by the new team since January 1, 2017. As part of the re-underwriting process, each liquid investment in the SSF IV portfolio was evaluated and a determination was made whether to continue to hold such investment in the SSF IV portfolio or dispose of such investment. At the same time, legacy illiquid investments have been excluded from SSF IV 2.0 track record as it was not possible to dispose of such investments in the near-term due to their private, illiquid nature. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, performance income as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance income or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, performance income as applicable and other expenses. Net fund- level MoICs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance income or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance income as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRRs presented in the chart are for the U.S. dollar denominated parallel fund as that is the larger of the two funds. The gross and net IRRs for the Euro denominated parallel fund are 21.3% and 14.8%, respectively. The gross and net MoIC for the Euro denominated parallel fund are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing.  All other values for EF IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 18.9% and 16.5%, respectively. The gross and net MoIC for the Euro currency investors, which include foreign currency gains and losses, are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 31

Weighted Average Common Share Information Q3-18 Q3-17 GAAP Shares Adjusted Common Shares(3) GAAP Shares Adjusted Common Shares(3) Ares weighted average common shares 98,706,419 98,706,419 82,166,852 82,166,852 Ares Operating Group Units exchangeable into common shares(1) 119,822,657 — 130,192,448 — Dilutive effect of unvested restricted units(2) 5,709,706 2,578,992 3,241,874 1,254,358 Dilutive effect of unvested options(2) 1,696,090 766,099 — — Total Pro Forma Common Shares 225,934,872 102,051,510 215,601,174 83,421,210 1. Represents average units exchangeable for Ares common shares on a one-for-one basis. 2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in common shares and options to acquire common shares. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common shares, thus reducing the weighted-average number of shares and the dilutive effect of these awards. 3. Represents proportional dilutive impact based upon the average percentage of Ares Operating Group owned by Ares (45.17% and 38.69% as of September 30, 2018 and 2017, respectively). 32

Additional Information

Dividends/Corporate Action

- Ares declared a quarterly dividend of $0.28 per common share, payable on December 31, 2018 to common shareholders of record at the close of business on December 17, 2018
- Ares declared a quarterly dividend of $0.4375 per Series A preferred share with a payment date of December 31, 2018 to preferred shareholders of record as of the close of business on December 17, 2018
- In July 2018, our Board of Directors authorized the repurchase, from time to time in open market purchases, privately negotiated transactions or otherwise, of our Series A Preferred Shares with an aggregate liquidation preference of up to $50 million. Such purchases, if any, will depend on the prevailing market conditions and other factors

Targeted Net Returns[1]

Credit Group:
- Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2]
- Credit Opportunities: 8-12%
- Structured Credit: 5-15%
- Direct Lending: 5-15%[5]

Private Equity Group:
- Corporate Private Equity: 18-22%
- Infrastructure and Power: 10-15%
- Special Opportunities: 15-20%
- Energy Opportunities: 18-22%

Real Estate Group:
- Real Estate Debt: 5-12%
- Real Estate Equity: 12-18%

Investor Base as a % of AUM[1]

Public Entity & Related: 19%
- **700+** institutional investors[3]
- **200,000+** retail investors across our public funds[4]

Institutional Intermediated: 12%

Institutional Direct: 69%
- Pension: 43%
- SWF: 12%
- Bank/Private Bank: 13%
- Investment Manager: 7%
- Insurance: 15%
- Endowment: 2%
- Other: 7%

Total Direct Institutional Investors: 866

Corporate and Tax Information

The Company's conversion to a Delaware corporation has been approved by its Board of Directors and is currently expected to be completed on November 30, 2018. As part of the new structure, the Company plans to provide voting rights to common shareholders through a multi-class high-low voting structure. Since March 1, 2018, Ares Management, L.P. has been treated as a corporation for federal and state income tax purposes and ownership of our shares does not generate any unrelated business taxable income (UBTI) or income effectively connected with a U.S. trade or business (ECI). The planned legal conversion does not impact this treatment. As of March 1, 2018, dividends are reported on Form 1099 DIV and shareholders may be eligible for the favorable tax rates applicable to qualified dividend income. The planned legal conversion to a Delaware corporation does not impact this treatment.[6]

New U.S. GAAP Guidance for Revenue Recognition:

Effective January 1, 2018, Ares adopted ASC 606, the new GAAP guidance on revenue recognition, and implemented a change in accounting principle related to carried interest allocation. This resulted in no material change to Ares's GAAP or non-GAAP earnings. In connection with the adoption and change in accounting principle, Ares now accounts for carried interest allocation under the GAAP guidance for equity method investments, presents carried interest allocation on the income statement as a separate line item and within investments on the balance sheet and presents incentive fee separately on the income statement. All prior periods have been modified to conform with these changes.

No assurance can be made that such results will be achieved.

1. As of September 30, 2018, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q3-18 returns for the CSLLI and the H0A0 were 1.9% and 2.4%, respectively. NOTE: Certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. Most recent data available as of October 22, 2018.
4. As of March 16, 2018 for ARCC, April 12, 2018 for ACRE and April 16, 2018 for ARDC.
5. Includes funds managed or co-managed by Ares. Also includes funds managed by IHAM, a wholly owned portfolio company of ARCC, and a registered investment adviser.
6. Investors owning our common shares between January 1, 2018 and February 28, 2018 will receive a final Schedule K-1 for this period.

33

ARES

RI, ENI and Other Measures –Financial Data(1) $ in thousands Year ended December 31, 2017 2016 (2) Credit Group $481,466 $444,664 Private Equity Group 198,498 147,790 Real Estate Group 64,861 66,997 Management fees $744,825 $659,451 Other fees $22,431 $12,351 Compensation and benefits expenses(3) (413,735) (384,715) General, administrative and other expense(4) (136,531) (114,737) Fee Related Earnings $216,990 $172,350 Realized Income $325,440 $300,328 Economic Net Income $467,707 $356,983 Net performance income $163,980 $133,624 Net investment income 86,737 51,009 Performance Related Earnings $250,717 $184,633 Other Data Total Fee Revenue $908,805 $793,075 Management Fees as % of Total Fees 82% 83% Fee Related Earnings as % of Economic Net Income 46% 48% Fee Related Earnings as % of Realized Income 67% 57% 1. Unconsolidated results represent the operating segments plus the Operations Management Group but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $105.5 million and $121.2 million for the years ended December 31, 2017 and 2016, respectively. 3. Compensation and benefits expenses are presented net of expense reimbursements of $23.9 million for the year ended December 31, 2016 that were previously presented as administrative and other fees. 4. G&A expenses are presented net of expense reimbursements of $3.0 million for the year ended December 31, 2016 that were previously presented as administrative and other fees. 34

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis $ in thousands Year ended December 31, 2017 2016 Economic Net Income and Fee Related Earnings: Income before taxes $149,859 $297,920 Adjustments: Amortization of intangibles 17,850 26,638 Depreciation expense 12,631 8,215 Equity compensation expenses 69,711 39,065 Acquisition and merger-related expenses 259,899 (16,902) Placement fees and underwriting costs 19,765 6,424 Offering costs 688 — Other expense, net (1,730) (1,728) Expense of non-controlling interest in consolidated subsidiary 1,739 — Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (62,705) (2,649) Economic Net Income $467,707 $356,983 Unconsolidated performance income - unrealized ($325,915) ($228,472) Unconsolidated performance related compensation expense - unrealized 237,392 189,582 Unconsolidated net investment income -unrealized (53,744) (17,765) Realized Income $325,440 $300,328 Unconsolidated performance income - realized ($317,787) ($292,998) Unconsolidated performance related compensation expense - realized 242,330 198,264 Unconsolidated net investment income - realized (32,993) (33,244) Fee Related Earnings $216,990 $172,350 Performance Related Earnings Economic Net Income $467,707 $356,983 Less: Fee Related Earnings (216,990) (172,350) Performance Related Earnings $250,717 $184,633 Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI, ENI, FRE and PRE on unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. 35

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.) $ in thousands Year ended December 31, 2017 2016 Performance income and net investment income reconciliation: Unconsolidated performance income - realized $317,787 $292,998 Performance income - realized earned from Consolidated Funds (8,089) — Performance income - realized reclass(1) (2,721) (7,367) Unconsolidated performance income - unrealized 325,915 228,472 Performance income - unrealized earned from Consolidated Funds 2,997 (1,139) Performance income - unrealized reclass(1) 785 4,888 Total GAAP carried interest allocation and incentive fees $636,674 $517,852 Unconsolidated net investment income $86,737 $51,009 Net investment income from Consolidated Funds 153,810 37,484 Performance income - reclass (1) 1,936 2,479 Principal investment income (89,031) (50,408) Change in value of contingent consideration 20,156 17,675 Other non-cash expense 1,730 1,728 Offering costs (688) — Other income of non-controlling interests in consolidated subsidiaries 24 — GAAP total other income $174,674 $59,967 Note: These tables tables reconciles unconsolidated performance income to our consolidated carried interest allocation and incentive fees reported in accordance with GAAP and unconsolidated other income to our consolidated GAAP other income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company’s Condensed Consolidated Statements of Operations. 36

Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance income on the investment income from ARCC. ARCC Part II Fees ARCC Part II Fees refers to fees based on ARCC's net capital gains, which are paid annually. Ares Operating Group Units Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. AUM Not Yet Earning Fees AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees upon deployment. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest (also referred to as "Dry Powder"). Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Economic Net Income Economic Net Income (or “ENI”), a non-GAAP measure, is an operating metric used by management to evaluate total operating performance, a decision tool for deployment of resources, and an assessment of the performance of our business segments. ENI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our total operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers and acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Beginning in 2018, placement fees are no longer excluded but are amortized to match the period over which management fees are recognized. This change had an immaterial impact to Fee Related Earnings and Realized Income for the current period. Fee Paying Assets Under Fee Paying AUM (or “FPAUM”) refers to the AUM on which we directly earn management fees. Fee Paying AUM is equal to the Management sum of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee Related Earnings (or “FRE”), a non-GAAP measure, refers to a component of ENI that is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of new capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. 37

Glossary (cont’d) Incentive Generating Assets Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized Under Management basis, performance income. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we do not earn performance income). With respect to ARCC, only ARCC Part II Fees may be generated from IGAUM. Incentive Eligible Assets Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance income, regardless of Under Management whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive a performance income, excluding capital committed by us and our professionals (which generally is not subject to a performance income). Net Inflows of Capital Represents net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared Group resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/ finance, operations/information technology, business development/corporate strategy, legal/compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Income Performance income refers to income we earn based on the performance of a fund, which is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be structured as either an incentive fee or as carried interest. Performance Related Performance related earnings (or “PRE”) , a non-GAAP measure, is used to assess our investment performance net of performance Earnings related compensation. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance income, performance related compensation and total investment and other income that we earn from our Consolidated Funds and non-consolidated funds. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. Such funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income. 38

Glossary (cont’d) Realized Income Realized income (or “RI”), a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and expenses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, (e) unrealized gains and losses related to performance income and investment performance and (f) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Beginning in 2018, placement fees are no longer excluded but are amortized to match the period over which management fees are recognized. This change had an immaterial impact to RI for the current period. Prior to the introduction of RI, management used distributable earnings for this evaluation. Management believes RI is a more appropriate metric to evaluate the Company's current business operations. Senior Direct Lending Senior Direct Lending Program (or ‘‘SDLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Program Varagon Capital Partners. Shares or Units Effective March 1, 2018, in connection with the corporate tax status election, the company will now refer to common units and preferred units issued by Ares Management, L.P. as common shares and preferred shares, respectively. Syndicated Loans Strategy Syndicated loans strategy refers to a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers, including an allocation to syndicated middle market loans. Total Fee Revenue Total fee revenue refers to the sum of segment management fees and net performance income. 39